Exhibit 1.3

EXECUTION VERSION

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

November 19, 2013

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Ladies and Gentlemen:

Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), and Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), the sole general partner of which is the Company, confirm their joint and several agreement with KeyBanc Capital Markets Inc., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or the “Subject Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Amended and Restated Distribution Agreement (this “Agreement”), of up to 4,500,000 shares (the “Maximum Number”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

In connection with the Company’s and the Operating Partnership’s filing of the registration statement (as defined below), this Agreement amends and restates in its entirety that certain Distribution Agreement, dated February 25, 2013, by and among the Company, the Operating Partnership and the Subject Agent (the “Original Distribution Agreement”), which contemplated the issuance and sale of Shares of up to the Maximum Number through or to the Subject Agent pursuant to the Original Distribution Agreement, or through or to J.P. Morgan Securities LLC (“J.P. Morgan”), BMO Capital Markets Corp. (“BMO”) or UBS Securities LLC (“UBS”) pursuant to Distribution Agreements, each dated February 25, 2013 (the “Original Alternative Distribution Agreements”), of which 365,011 Shares have been issued and sold pursuant to the Original Distribution Agreement and Original Alternative Distribution Agreements (the “Prior Shares”). As of the date hereof, 4,134,989 Shares remain authorized for issuance and sale pursuant to the terms of this Agreement and the Amended and Restated Alternative Distribution Agreements (as defined below).

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Nos. 333-191243 and 333-191243-01) (the “registration statement”) for the registration of the Shares and other securities of the Company and the Operating Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company, the Operating Partnership and their businesses. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Subject Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated September 18, 2013, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Subject Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein, and references in this Agreement to “subsidiaries” or any “subsidiary” of the Company shall include, without limitation, the Operating Partnership and Colonial LP (as defined below); and references in this Agreement to “subsidiaries” or any “subsidiary” of the Operating Partnership shall include, without limitation, Colonial LP.

The Company and the Operating Partnership have also entered into amended and restated distribution agreements (the “Amended and Restated Alternative Distribution Agreements”), dated as of even date herewith, with J.P. Morgan, BMO and UBS (each, an “Alternative Agent” and together with the Subject Agent, the “Agents” or, individually, an “Agent”). The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreements, the Amended and Restated Alternative Distribution Agreements and any Alternative Terms Agreements (as defined in Section 1(a) below) shall not exceed the Maximum Number, including the 365,011 Shares issued and sold prior to the date hereof pursuant to the Original Distribution Agreement and the Original Alternative Distribution Agreements. This Agreement and the Amended and Restated Alternative Distribution Agreements are hereinafter referred to as the “Distribution Agreements.”

Prior to the date of this Agreement, the Company, the Operating Partnership, Martha Merger Sub, L.P., a Delaware limited partnership and subsidiary of the Operating Partnership (the “Merger Subsidiary”), Colonial Properties Trust, an Alabama real estate investment trust (“Colonial”), and Colonial Realty Limited Partnership, a Delaware limited partnership (“Colonial LP”), entered into an Agreement and Plan of Merger dated as of June 3, 2013, as amended and supplemented, if applicable, pursuant to which, on October 1, 2013 (the “Merger Date”), Colonial merged with and into the Company, with the Company as the surviving corporation, and the Merger Subsidiary merged with and into Colonial LP, with Colonial LP as the surviving limited partnership and an indirect subsidiary of the Operating Partnership (collectively, the “Mergers”).

The Company and the Operating Partnership, jointly and severally, and the Subject Agent agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Subject Agent with any due diligence materials and information reasonably requested by the Subject Agent necessary for the Subject Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and the Subject Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Subject Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to the Subject Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the Subject Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to the applicable Amended and Restated Alternative Distribution Agreement (with such changes thereto as may be agreed upon by the Company and the Alternative Agent party thereto to accommodate a transaction involving more than one Agent). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements is equal to the Maximum Number and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b) Subject to the terms and conditions set forth below, the Company appoints the Subject Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Subject Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor the Subject Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Subject Agent, and the Subject Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to the Subject Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Subject Agent as provided in Section 2 below.

(c) The Subject Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Subject Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the Subject Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares to the Subject Agent pursuant to the terms of any Agency Transaction or Terms Agreement, other than as the result of bad faith or willful misconduct of the Subject Agent, the Company and the Operating Partnership, jointly and severally, shall (i) indemnify and hold harmless the Subject Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the Subject Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that the Subject Agent will be successful in selling the Shares, (ii) the Subject Agent shall incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Shares for any reason other than a failure by the Subject Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Subject Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Subject Agent and the Company in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term, propose to the Subject Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Subject Agent by telephone or by email and shall set forth the information specified below (each, a “Transaction Proposal”). If the Subject Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Subject Agent mutually agree to modified terms for such proposed Agency Transaction, then the Subject Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Subject Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and the Subject Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by the Subject Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s);

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 2% of the Gross Sales Price, the Subject Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder, any Terms Agreements, the Amended and Restated Alternative Distribution Agreements and any Alternative Terms Agreements, results in a total number of shares that exceeds the Maximum Number of Shares, including the 365,011 Shares issued and sold prior to the date hereof pursuant to the Original Distribution Agreement and the Original Alternative Distribution Agreements, nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the number of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the number of Shares and the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the Subject Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the Subject Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Subject Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Subject Agent, the Subject Agent’s commission for any Shares sold through the Subject Agent pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the Subject Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. The Gross Sales Price less the Subject Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c) Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Subject Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the Subject Agent’s account, or an account of the Subject Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Subject Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Subject Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Subject Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Subject Agent, and the Subject Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Subject Agent otherwise agree in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Subject Agent shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Subject Agent and the Company.

(f)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Subject Agent of the proposed terms of the Principal Transaction. If the Subject Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Subject Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or the Subject Agent unless and until the Company and the Subject Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Shares to the Subject Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Subject Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Subject Agent. The commitment of the Subject Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Operating Partnership contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Subject Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the Subject Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h) Without the prior written consent of the Subject Agent, the Company shall not request the sale of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) that would be sold, and the Subject Agent need not make any sale of Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (ii) at any time from and including the tenth day following the end of any fiscal quarter of the Company through and including the time that is 48 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as the case may be, pertaining to such fiscal quarter or the fiscal year then ended, as the case may be.

(i) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall only be effected by or through only one Agent on any single given day (subject to the exceptions set forth in Section 4(o) below), but in no event by more than one Agent, and the Company shall in no event request that the Subject Agent and any Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

(j) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and the Subject Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate sales price in excess of the number or aggregate sales price, as the case may be, authorized from time to time to be issued and sold under the Distribution Agreements and any Terms Agreement and Alternative Terms Agreements, in each case by the Company’s board of directors or a duly authorized committee thereof or in a number in excess of the number of Shares approved for listing on the Exchange, it being understood and agreed by the parties hereto that compliance any such limitations shall be the sole responsibility of the Company.

3. Representations, Warranties and Agreements of the Company. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Subject Agent, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Subject Agent and furnished in writing by or on behalf of the Subject Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Subject Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares (excluding the Prior Shares) by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares (in each case other than the Basic Prospectus). The Company represents and agrees that, unless it obtains the prior consent of each Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents or, in the case of any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement or Alternative Terms Agreement, by the Agents party to such Terms Agreement or Alternative Terms Agreement, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and the Distribution Agreements and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid the registration fee for the offering of the Maximum Number of Shares pursuant to Rule 457 under the Act.

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The financial statements of the Company and its subsidiaries and the related notes thereto and the financial statements of the Operating Partnership and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries and, if applicable, of the Operating Partnership and its subsidiaries as of the dates indicated and their results of operations and changes in cash flows for the periods specified; the financial statements of Colonial and its subsidiaries and the related notes thereto and of Colonial LP and its subsidiaries and the related notes thereto and of any other business or entity and its consolidated subsidiaries (if any) and the related notes thereto, in each case included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and present fairly in all material respects the consolidated (if applicable) financial position of Colonial and its subsidiaries, of Colonial LP and its subsidiaries and of such other entity or business and its consolidated subsidiaries (if any) as of the dates indicated and their respective consolidated (if applicable) results of operations and changes in cash flows for the periods specified; the financial statements of any properties or assets and the related notes thereto included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects, if such financial statements include a balance sheet, the consolidated financial position of such properties or assets, as the case may be, as of the dates indicated and, if such financial statements include a statement of operations, revenues, income or other similar profit and loss statement, the results of operations of such properties or assets, as the case may be, for the periods specified and, if such financial statements include a statement of cash flows, the changes in cash flows of such properties or assets, as the case may be, for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and all supporting schedules to such financial statements included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the information required to be stated therein. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(e) Any financial statements or financial information required by Rule 3-14 or Article 11 of Regulation S-X (collectively, the “Rule 3-14 Information”) to be included or incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, have been included or incorporated by reference therein as required by the Act and the Exchange Act, and present fairly the material factors considered by the Company when assessing each such property; after reasonable inquiry, the Company is not aware of any factor other than those included or incorporated by reference in the Registration Statement and the Prospectus that would cause such Rule 3-14 Information not to be indicative of future operating results of the applicable property or properties, as the case may be; no property for which Rule 3-14 Information is included or incorporated by reference in the Registration Statement and the Prospectus was acquired from a party related to the Company; and there are no properties for which the Company is required to disclose Rule 3-14 Information other than as included or incorporated by reference in the Registration Statement and the Prospectus.

(f) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in or affecting the properties, financial condition, results of operations, business affairs or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; (C) there has been no material change in the short-term debt or long-term debt of the Company and its consolidated subsidiaries (except for borrowings and repayment of borrowings in the ordinary course of business); and (D) from the date of the most recent consolidated balance sheet of Colonial and its consolidated subsidiaries that is incorporated by reference into the Registration Statement and the Prospectus through the Merger Date, there was not, to the knowledge of the Company and the Operating Partnership, any material adverse change in or affecting the properties, financial condition, results of operations, business affairs or prospects of Colonial and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(g) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Tennessee, with all power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect (as defined below). The Company is the sole general partner of the Operating Partnership and the Company owns the percentage of the outstanding equity interests in the Operating Partnership disclosed in the Registration Statement and the Prospectus. As used herein, “Material Adverse Effect” means a material adverse effect on the properties, financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise.

(h) Each of the Operating Partnership and Colonial LP has been duly organized and is validly existing as a limited partnership and in good standing under the laws of the State of Tennessee (in the case of the Operating Partnership) or Delaware (in the case of Colonial LP) and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. Each of the Operating Partnership and Colonial LP is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Operating Partnership is the sole general partner of Colonial LP, and the Operating Partnership owns, directly or through wholly owned subsidiaries, 100% of the outstanding partnership interests in Colonial LP. Each Significant Subsidiary (as defined below) of the Company in addition to the Operating Partnership and Colonial LP has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, limited liability company interests, partnership interests or other equity interests, as the case may be, of each such Significant Subsidiary (i) have been duly authorized and validly issued, are fully paid and non-assessable and (ii) except for the Operating Partnership or as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no outstanding shares of capital stock, limited liability company interests, partnership interests or other equity interests, as the case may be, of any Significant Subsidiary were issued in violation of the preemptive or similar rights of any security holder of such Significant Subsidiary. At least 55% of the consolidated assets of the

Company and its consolidated subsidiaries are owned directly, and at least 55% of the consolidated revenues of the Company and its consolidated subsidiaries for the most recently ended fiscal quarter were generated by properties directly owned by or directly leased to, the Company, the Operating Partnership or other Significant Subsidiaries of the Company. As used in this Agreement, the term “Significant Subsidiary” means, (X) from the date of this Agreement through December 31, 2013, (i) the Operating Partnership, (ii) Colonial LP, (iii) MAA Limited Member, LLC, a Delaware limited liability company (“MLM”), and (iv) each subsidiary of the Company that would be deemed a “Significant Subsidiary” of the Company under either (A) clause (1) or (2) of the definition of “significant subsidiary” appearing in Rule 1-02 of Regulation S-X, but computed on a pro forma basis assuming that the Merger had occurred as of September 30, 2013 and further assuming that the references in such clauses to “the end of the most recently completed fiscal year” mean September 30, 2013 or (B) clause (3) of such Rule 1-02 but computed on a pro forma basis assuming that the Merger had occurred as of January 1, 2013 and further assuming that the reference in such clause to “the most recently completed fiscal year” means the nine months ended September 30, 2013, and (Y) thereafter, a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X). As of the date of this Agreement, the only Significant Subsidiaries of the Company are (i) the Operating Partnership, (ii) Colonial LP and (iii) MLM.

(i) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its Significant Subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and bylaws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j) The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.

(k) Without limitation to any other representations and warranties set forth herein, all of the outstanding partnership interests of the Operating Partnership and Colonial LP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; and the partnership interests of the Operating Partnership and Colonial LP that are owned, directly or indirectly, by the Company and the partnership interests of Colonial LP that are owned, directly or indirectly, by the Operating Partnership are in each case owned in the respective percentages set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, free and clear (except as may otherwise be specifically described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus) of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. None of the outstanding partnership interests of the Operating Partnership or Colonial LP was issued in violation of the preemptive or other rights of the security holders of the Operating Partnership or Colonial LP, respectively.

(l) Each of the Company and the Operating Partnership has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares as provided herein and therein and the Operating Partnership’s issuance of the Common Units to the Company; and all action required to be taken for the due and proper authorization, execution and delivery by each of the Company and the Operating Partnership of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(m) Each of the limited partnership agreement of the Operating Partnership, including all restatements thereof and amendments thereto (the “Partnership Agreement”), and the limited partnership agreement of Colonial LP, including all restatements thereof and amendments thereto if any, has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and Colonial LP, respectively, and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors’ rights generally or by general equity principles.

(n) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(o) This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, partnership agreement, limited liability company agreement or other Organizational Documents (defined below), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and bylaws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(q) The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company and the Operating Partnership with the terms hereof and of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company, the Operating Partnership’s certificate of limited partnership or the Partnership Agreement or the Organizational Documents of any of the Company’s other subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to adversely affect the consummation of the transactions contemplated by this Agreement or any Terms Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder or thereunder; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Company or the Operating Partnership of this Agreement or any Terms Agreement, the issuance and sale of the Shares and compliance by the Company and the Operating Partnership with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(r) Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or to adversely affect the consummation of the transactions contemplated by this Agreement or any Terms

Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder or thereunder; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company and the Operating Partnership, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no contracts or other documents that are required under the Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

(s) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its consolidated subsidiaries and of the Operating Partnership and its consolidated subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries and with respect to the Operating Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act. Deloitte & Touche LLP, whose reports on the consolidated financial statements of Colonial and its consolidated subsidiaries and of Colonial LP and its consolidated subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to Colonial and its subsidiaries and with respect to Colonial LP and its subsidiaries within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Exchange Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries, the Operating Partnership and its subsidiaries or other appropriate entity (and its subsidiaries, if any), as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(t) (i) Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries hold good and marketable title to the real property and improvements described as being owned by the Company and its subsidiaries in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (the “Properties”) (which title is, as applicable, in the form of fee simple title to land, improvements, air rights or condominium units, or leasehold title to land, improvements, air rights or condominium units) with such exceptions and subject to such mortgages, easements and liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) any ground lease under which the Company or any of its subsidiaries leases the land or air rights on which any Property is located is in full force and effect, and neither the Company nor any of its subsidiaries is in default in respect of any of the terms or provisions of any such lease and neither the Company nor any of its subsidiaries has received notice of the assertion of any claim by anyone adverse to the rights of the Company or any such subsidiary, as the case may be, as lessee under any such lease, or affecting or questioning the rights of the Company or any such subsidiary, as the case may be, to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except for such failures to comply that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(u) Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor the Operating Partnership will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(v) Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials (as defined below) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation of Hazardous Materials, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.

(w) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(x) The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and as of the end of the most recently completed fiscal year and as of the last day of each of the Company’s fiscal quarters ended thereafter, such disclosure controls and procedures were effective to perform the functions for which they were established.

(y) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(z) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) Each of the Company and its subsidiaries have insurance (including title insurance) provided by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to result in a Material Adverse Effect.

(bb) The assets of the Company and its subsidiaries do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(cc) None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate, partnership or similar funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its subsidiaries own or lease property or conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) There is and has been no failure on the part of the Company or, to the knowledge of the Company and the Operating Partnership, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(hh) Neither the Company nor any subsidiary or affiliate of the Company has taken, nor will the Company or any subsidiary or affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk) All of the Shares that have been or may be sold under this Agreement, any Terms Agreement, any Amended and Restated Alternative Distribution Agreement or any Alternative Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.

(ll) The Company, Colonial and each of their respective subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by them (except for returns, reports, information returns and statements the failure to file which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and the failure to file which would not, singly or in the aggregate, adversely affect the Company’s or Colonial’s qualification as a real estate investment trust for federal or state tax purposes) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained and except to the extent any such failure to pay would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and which failure to pay would not, singly or in the aggregate, adversely affect the Company’s or Colonial’s qualification as a real estate investment trust for federal or state tax purposes.

(mm) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(nn) Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The subsidiaries of the Company that are partnerships or limited liability companies (“Subsidiary Partnerships”) have been and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes and not as corporations, associations taxable as corporations or publicly traded partnerships. In the case of any Subsidiary Partnerships that have terminated, such Subsidiary Partnerships were treated as partnerships or disregarded entities for U.S. federal income tax purposes and not as corporations, associations taxable as corporations or publicly traded partnerships through the date of termination of such Subsidiary Partnerships. Colonial was organized and was operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with Colonial’s taxable year ended December 31, 2004 through and including the taxable year of Colonial ending on the Merger Date.

(oo) The Company will use its best efforts to monitor the ownership of the Company’s capital stock to ensure that (i) the Ownership Limit Waiver Agreement (the “C&S Waiver”), by and between the Company and Cohen & Steers Capital Management, Inc. (“C&S”), dated November 13, 2012, (ii) the Ownership Limit Waiver Agreement (the “Invesco Waiver”), by and between the Company and Invesco Advisers, Inc. (“Invesco”), dated June 6, 2011, (iii) the Ownership Limit Waiver Agreement (the “BlackRock Waiver”), by and between the Company and BlackRock, Inc. (“BlackRock”), dated September 1, 2011, (iv) the Ownership Limit Waiver Agreement (the “Vanguard Waiver”), by and between the Company and The Vanguard Group, Inc. (“Vanguard”), dated March 28, 2013 and (v) any similar waivers entered into in the future, will not cause the Company to fail to satisfy the requirements of Section 856(a)(6) of the Code, including, without limitation, making periodic inquiries regarding the ownership of the capital stock of the Company by C&S, Invesco, BlackRock, Vanguard and each other person or entity to which any similar waiver is granted and making periodic reviews of the ownership of the capital stock of the Company by other shareholders; the Company will, if necessary to prevent a violation of the requirements of Section 856(a)(6) of the Code, promptly exercise the power in Section 3 of the C&S Waiver, the Invesco Waiver, the BlackRock Waiver or the Vanguard Waiver, as the case may be, to revoke the waiver of the ownership limitation granted to C&S pursuant to the C&S Waiver, Invesco pursuant to the Invesco Waiver, BlackRock pursuant to the BlackRock Waiver and/or Vanguard pursuant to the Vanguard Waiver, as the case may be, and will insure that each similar waiver that may be granted in the future gives the Company a similar right of revocation and the Company will, if necessary to prevent a violation of Section 856(a)(6) of the Code, promptly exercise such right; provided that this paragraph shall not be applicable with respect to any such waiver which has been terminated in writing by the Company.

(pp) Any certificate signed by any officer, general partner, managing member or other authorized representative of the Company, the Operating Partnership or any other subsidiary of the Company and delivered to the Subject Agent or to counsel to the Subject Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a joint and several representation and warranty by the Company and the Operating Partnership to the Subject Agent as to the matters covered thereby.

4. Certain Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby agree with the Subject Agent:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Subject Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Subject Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; provided that any such Permitted Free Writing Prospectus, amendment or supplement prepared for use solely in connection with an offering of Shares pursuant to a Terms Agreement or Alternative Terms Agreement need only be furnished to the Agent or Agents, as the case may be, who are or will be parties to such Terms Agreement or Alternative Terms Agreement, as the case may be, and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which any such Agent reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Subject Agent via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Subject Agent and, at the Subject Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Subject Agent, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the

Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise use its commercially reasonable efforts to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Subject Agent may reasonably designate and to use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Subject Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Subject Agent at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Subject Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Subject Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Subject Agent during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Subject Agent from time to time during the Term such other information as the Subject Agent may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Subject Agent, as applicable; provided, however, that the Company shall have no obligation to provide the Subject Agent with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Subject Agent or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Subject Agent to cease the solicitation of offers to purchase the Shares in the Subject Agent’s capacity as agent, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To notify the Subject Agent promptly if, at any time during the Term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary for the Company to file a Current Report on Form 8-K to disclose Rule 3-14 Information.

(j) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(k) To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(l) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute,

the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(m) Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Subject Agent may reasonably designate as aforesaid (including the reasonable legal fees and disbursements of counsel to the Agents in connection therewith and the printing and furnishing of copies of any blue sky surveys to the Agents), provided that the Company will not be obligated to pay any expenses pursuant to this Section 4(m)(iii) in excess of $5,000, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by FINRA, (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and Colonial’s and, if applicable, Colonial LP’s independent registered public accounting firm and (vii) the performance of the Company’s and the Operating Partnership’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Company, the Subject Agent shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of the Subject Agent other than as specifically provided above.

(n) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, neither the Company nor the Operating Partnership will offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(o) Unless the Company has given written notice to the Subject Agent that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Subject Agent at least one Exchange Business Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Subject Agent suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Subject Agent in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, any Amended and Restated Alternative Distribution Agreement or any Terms Agreement or Alternative Terms Agreement, (B) securities issued pursuant to any of the Company’s equity incentive plans or employee stock purchase plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (C) shares of Common Stock issued pursuant to the Company’s dividend reinvestment plans described in the Registration Statement and the Prospectus, (D) shares of Common Stock issued upon the redemption of any partnership units of the Operating Partnership in accordance with the terms of its limited partnership agreement, (E) any securities issued in lieu of director’s fees pursuant to the Company’s deferred compensation plan or to satisfy matching obligations pursuant to the Company’s 401(k) plan, or (F) the issuance of securities (including, without limitation, in a public or private offering) in connection with an acquisition, merger or sale or purchase of assets described in the Registration Statement and the Prospectus, except to the extent such issuance would exceed 20% of the Company’s then-issued and outstanding Common Stock. For purposes of determining whether the issuance of any securities convertible into or exercisable, redeemable or exchangeable for Common Stock exceeds the 20% limitation set forth in clause (F) of the immediately preceding sentence, the issuance of such securities shall be deemed to be the issuance of such number of shares of Common Stock into which such securities are convertible or for which such securities may be exercised, redeemed or exchanged, as the case may be. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(p) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(q) To use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(r) The Company and the Operating Partnership consent to the Subject Agent trading in the Common Stock for the Subject Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(s) The Company currently intends to continue to elect to qualify as a REIT under the Code and will use all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its current and subsequent tax years.

(t) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(u) Prior to offering any Shares that will result in the aggregate number of Shares sold pursuant to this Agreement, any Terms Agreements, the Amended and Restated Alternative Distribution Agreements and any Alternative Terms Agreements exceeding 2,000,000 Shares, to furnish to the Subject Agent a copy of resolutions of the Company’s board of directors or a duly authorized committee thereof authorizing, by delegation of pricing authority to a duly established committee of the Company’s board of directors or otherwise, the offering of all Shares in excess of 2,000,000 pursuant to this Agreement, any Terms Agreement, the Amended and Restated Alternative Distribution Agreements and any Alternative Terms Agreements.

5. Execution of Agreement. The Subject Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Subject Agent:

(i)	an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) and of the general partner of the Operating Partnership certifying as to the matters set forth in Exhibit B hereto;

(ii)	an opinion and, if not covered in such opinion, a negative assurance letter of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel for the Company, addressed to the Agents and dated the date of this Agreement, in the form of Exhibit C hereto;

(iii)	(A) a “comfort” letter from Ernst & Young LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request with respect to the financial statements and certain financial information of or relating to the Company and the Operating Partnership contained or incorporated by reference in the Registration Statement and the Prospectus, and (B) a “comfort” letter from Deloitte & Touche LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request with respect to the financial statements and certain financial information of or relating to Colonial and Colonial LP contained or incorporated by reference in the Registration Statement and the Prospectus;

(iv)	a certificate signed by its Chief Financial Officer, in the form of Exhibit D hereto, certifying as to historical and pro forma financial statements, if any, and certain other financial, numerical and statistical data, in each case not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v)	evidence reasonably satisfactory to the Subject Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)	resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and

(vii)	such other documents as the Subject Agent shall reasonably request; and

(b) The Subject Agent shall have received a letter, which shall include legal opinions and negative assurance statements, of Sidley Austin LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, further covenant and agree with the Subject Agent as follows:

(a) Each Transaction Proposal made by the Company that is accepted by the Subject Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to the Subject Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as the Subject Agent shall reasonably request (provided that the Company may decline to comply with any request pursuant to this clause (iii) unless such request is delivered at any time (I) during which a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein), (II) during which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or (III) during any period beginning on and including the first day of a Terms Agreement through and including the related Settlement Date) (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Subject Agent agrees otherwise, furnish or cause to be furnished to the Subject Agent a certificate, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Subject Agent are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Subject Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K, or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act but, for the avoidance of doubt, excluding any Current Report on Form 8-K or any part thereof under Item 2.02 or 7.01 of such Regulation S-K that is “furnished” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus providing solely for the determination of the terms of the Shares (other than Shares to be offered or sold pursuant to this Agreement or any Terms Agreement) or relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c) Each Bring-Down Delivery Date, the Company shall, unless the Subject Agent agrees otherwise, cause to be furnished to Subject Agent (A) the written opinion and, if not included in such opinion, negative assurance letter of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel to the Company, each dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinion and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Subject Agent with a letter substantially to the effect that the Subject Agent may rely on the opinion and letter referred to in Section 5(a)(ii), furnished to the

Subject Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Each Bring-Down Delivery Date, the Company shall, unless the Subject Agent agrees otherwise, cause each of Ernst & Young LLP to furnish to the Subject Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the respective letters referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the Company and its subsidiaries), or any properties or assets, the Company shall, if requested by the Subject Agent, cause a firm of independent public accountants to furnish to the Subject Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Subject Agent may reasonably request.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Subject Agent or the time the Subject Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Subject Agent or the time the Subject Agent delivers a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Subject Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young LLP and, as applicable, Deloitte and Touche LLP for an update on diligence matters with representatives of the Subject Agent and (ii) at each Bring-Down Delivery Date or otherwise as the Subject Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young LLP and, as applicable, Deloitte and Touche LLP for one or more due diligence sessions with representatives of the Subject Agent and its counsel.

(g) The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, the number of the Shares sold through the Agents under this Agreement, the Amended and Restated Alternative Distribution Agreements and any Terms Agreements and Alternative Terms Agreements, and the gross and net proceeds to the Company from the sale of the Shares during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Subject Agent. The Subject Agent will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Subject Agent’s Obligation. The Subject Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company, the Operating Partnership or any other subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company and the Operating Partnership shall have performed and observed their respective covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Subject Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company or the Operating Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Subject Agent delivers a Transaction Acceptance to the Company or the Company and the Subject Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Subject Agent shall have reasonably objected in writing.

(b) Within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Subject Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Subject Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Subject Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Subject Agent shall have received the documents described in the preceding sentence.

8. Termination.

(a)	(i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Subject Agent. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Subject Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

	(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Subject Agent.

(b)	(i)	The Subject Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

	(ii)	In the case of any purchase by the Subject Agent pursuant to a Terms Agreement, the obligations of the Subject Agent pursuant to such Terms Agreement shall be subject to termination by the Subject Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by the Exchange; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the Subject Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the Subject Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of the Distribution Agreements and any Terms Agreements and Alternative Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Sections 4(m)), 9, 13, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Subject Agent or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Subject Agent, its affiliates, directors and officers and each person, if any, who controls the Subject Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Subject Agent furnished to the Company in writing by the Subject Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Subject Agent consists of the information described as such in paragraph (b) below.

(b) The Subject Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Subject Agent furnished to the Company in writing by the Subject Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the fifth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 9(a) or 9(b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the

Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 9(a) or 9(b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. Subject to the proviso to this sentence, the Indemnifying Person shall be entitled to participate in the defense of any claim, and to the extent that it may wish, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person; provided, however, that in any such proceeding, any Indemnified Person shall have the right to retain its own counsel (in which case the Indemnifying Person shall not be entitled to participate in or assume the defense of any suit, action, proceeding, claim or demand brought or asserted against such Indemnified Person), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Subject Agent and any other Agents and their respective affiliates, directors and officers and their respective control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and their respective control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Subject Agent and any other Agents and their respective affiliates, directors and officers and their respective control persons, if any, shall be designated in writing by the Subject Agent and any such other Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and any control persons of the Company or the Operating Partnership shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, except for any amounts that are being contested in good faith.

(d) If the indemnification provided for in Section 9(a) or 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Subject Agent, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Subject Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Subject Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total underwriting discounts and commissions received by the Subject Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and Subject Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or by Subject Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Operating Partnership, jointly and severally, and the Subject Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Subject Agent be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Subject Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Subject Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g) For purposes of clarity and without limitation to any provision of this Agreement, the Company and the Operating Partnership confirm that their agreements and obligations under this Section 9 are joint and several.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Subject Agent, shall be sufficient in all respects if delivered or sent to KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Equity Capital Markets (facsimile (216) 689-0845), and, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered or sent to it at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138, Attn: Leslie B.C. Wolfgang (email leslie.wolfgang@maac.net). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Subject Agent by telephone or email to Equity Capital Markets (telephone number (216) 689-3910) or email to David Gruber (email dgruber@key.com) or Michael Hawkins (email michael.hawkins@key.com); and Transaction Acceptances shall be delivered by the Subject Agent to the Company by email to Leslie B.C. Wolfgang (email leslie.wolfgang@maac.net).

11. No Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that the Subject Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Operating Partnership or any other person. Additionally, the Subject Agent is not advising the Company or the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Subject Agent shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Subject Agent of the Company or the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Subject Agent and shall not be on behalf of the Company or the Operating Partnership.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. [Intentionally Omitted.]

15. Parties in Interest. The agreements, covenants, representations and warranties set forth herein and in any Terms Agreement have been and are made solely for the benefit of the Subject Agent, the Company and the Operating Partnership and, to the extent provided in Section 9 hereof, the controlling persons, affiliates, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association, corporation or entity (including a purchaser, as such purchaser, from or through the Subject Agent) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Successors and Assigns. This Agreement shall be binding upon the Subject Agent, the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Operating Partnership’s and the Subject Agent’s respective businesses and/or assets.

18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and the Subject Agent contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Operating Partnership or the Subject Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Subject Agent.

19. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Subject Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Subject Agent.

Very truly yours,

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ Leslie Wolfgang
	Name:	Leslie Wolfgang
	Title:	Corporate Secretary

MID-AMERICA APARTMENTS, L.P.
By:	Mid-America Apartment Communities, Inc.
Its:	General Partner

By:	/s/ Leslie Wolfgang
	Name:	Leslie Wolfgang
	Title:	Corporate Secretary

Accepted and agreed to as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jonathan O. Crane
	Name:	Jonathan O. Crane
	Title:	Sr. Managing Director

Exhibit A

Mid-America Apartment Communities, Inc.

Common Stock

TERMS AGREEMENT

                    , 20

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Dear Sirs:

Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Distribution Agreement dated November 19, 2013 (the “Distribution Agreement”) among the Company, Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), and KeyBanc Capital Markets Inc. (the “Subject Agent”), to issue and sell to the Subject Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Subject Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Subject Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Subject Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Subject Agent trading in the Common Stock for Subject Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Subject Agent and the Company.

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[—] shares

Initial Price to Public:

$[—] per share

Purchase Price Payable by the Subject Agent:

$[—] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Subject Agent’s account, or the account of the Subject Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[—], 20[—]

Closing Location:

[—]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinion and negative assurance letter referred to in Section 5(a)(ii);

(3) the “comfort” letters referred to in Section 5(a)(iii);

(4) the opinion and negative assurance letter referred to in Section 5(b); and

(5) such other documents as the Subject Agent shall reasonably request.

[Lockup:]

[—]

Time of sale: [—] [a.m./p.m.] (New York City time) on [—], [—]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated                     , 20

We, [name], [title] of Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”) and the sole general partner of Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), and [name], [title] of the Company, do hereby certify that this certificate is signed by us pursuant to the Amended and Restated Distribution Agreement dated November [—], 2013 among the Company, the Operating Partnership, and KeyBanc Capital Markets Inc., [References to the following Distribution Agreements may be deleted as appropriate if this certificate is delivered pursuant to a Terms Agreement– ] the Amended and Restated Distribution Agreement dated November [—], 2013 among the Company, the Operating Partnership and J.P. Morgan Securities LLC, the Amended and Restated Distribution Agreement dated November [—], 2013 among the Company, the Operating Partnership and BMO Capital Markets Corp. and the Amended and Restated Distribution Agreement dated November [—]], 2013 among the Company, the Operating Partnership and UBS Securities LLC ([collectively,] the “Agreement[s]”), and do hereby further certify (i) on behalf of the Company and (ii) in the Company’s capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as follows:

1. The representations and warranties of the Company and the Operating Partnership in the Agreement[s] are true and correct on and as of the date hereof as though made on and as of this date;

2. Each of the Company and the Operating Partnership has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement[s] on or prior to the date hereof;

3. The Company’s and the Operating Partnership’s Registration Statement (File Nos. 333-191243 and 333-191243-01) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Operating Partnership; and all requests for additional information on the part of the Commission have been complied with; and

4. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in or affecting the properties, financial condition, results of operations, business affairs or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (iii) there has been no material change in the short-term debt or long-term debt of the Company and its consolidated subsidiaries (except for borrowings and repayment of borrowings in the ordinary course of business).

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement. References herein to “subsidiaries” or any “subsidiary” of the Company shall include, without limitation, the Operating Partnership.

[Signature Page Follows]

Name:
Title:

Name:
Title:

Exhibit C

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC,

COUNSEL TO THE COMPANY

(a) The Registration Statement and any post-effective amendments thereto have become effective under the Act and to such counsel’s knowledge, based solely upon telephonic confirmation from the staff of the Commission, (i) no order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for such purpose have been instituted or are threatened by the Commission. The Prospectus and any supplements thereto have been filed pursuant to Rule 424(b) under the Act in the manner and within the time period required by such Rule 424(b) (without reference to Rule 424(b)(8)). Any required filing of any Permitted Free Writing Prospectus has been made in the manner and within the time period required by Rule 433 under the Act.

(b) The Registration Statement and any post-effective amendments thereto, as of their respective effective dates (or, if later, as of the date of filing of the Company’s most recent Annual Report on Form 10-K) and as of each deemed effective date with respect to any Agent pursuant to Rule 430B(f)(2) under the Act (in each case including the information deemed pursuant to Rule 430B under the Act to be part of the Registration Statement at such respective times) complied, and the Prospectus and any supplements thereto, as of their respective dates and as of the date of such opinion, complied and comply, as to form in all material respects with the requirements of the Act, except in each case that such counsel need express no opinion with respect to the financial statements and notes thereto, the financial schedules and notes thereto and the other financial data included or incorporated by reference in, or excluded from, the Registration Statement, any post-effective amendment thereto, the Prospectus or any such supplement thereto or any trustee’s statement of eligibility on Form T-1. For purposes of the opinion with respect to the Registration Statement set forth in this paragraph, such counsel shall assume, if applicable, that the applicable date set forth above is a deemed new effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act.

(c) The Company is validly existing under and by virtue of the laws of the State of Tennessee and is in good standing with the Tennessee Secretary of State. The Company has corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described under the headings “Item 1 – Business” and “Item 2 – Properties” in the Company’s most recent Annual Report on Form 10-K. Based on certificates of appropriate governmental officials, the Company is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion.

(d) The Operating Partnership is validly existing under and by virtue of the laws of the State of Tennessee and is in good standing with the Tennessee Secretary of State. MLM is validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Delaware Secretary of State. Colonial LP is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing with the Delaware Secretary of State. Each of the Operating Partnership and Colonial LP has limited partnership power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free

Writing Prospectuses [Add the following if opinion is delivered in connection with a Terms Agreement– and the General Disclosure Package (as defined below)], and MLM has limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses [Add the following if opinion is delivered in connection with a Terms Agreement– and the General Disclosure Package]. Based on certificates of appropriate governmental officials, the Operating Partnership is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion and Colonial LP is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion. [If the Company has any other Significant Subsidiaries that are organized in Tennessee, Delaware or any other jurisdiction where Company counsel customarily renders legal opinions of the nature contemplated by this paragraph, such counsel shall provide an opinion regarding such Significant Subsidiary to substantially the same effect as set forth in this paragraph.]

(e) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses [Add the following if opinion is delivered in connection with a Terms Agreement– and the General Disclosure Package] insofar as such description purports to describe provisions of the Company’s Amended and Restated Charter, as amended, or Bylaws, provisions of Tennessee law or provisions of any agreement or contract to which the Company is a party.

(f) Each of the Company and the Operating Partnership has full right, power and authority to execute and deliver the Distribution Agreements and to perform its obligations thereunder; [Add the following if opinion is delivered in connection with a Terms Agreement – the Company has full right, power and authority to execute and deliver the Terms Agreement dated — (the “Subject Agreement”) between the Company and the Subject Agent and to perform its obligations thereunder;] and all action required to be taken for the due and proper authorization, execution and delivery by the Company and the Operating Partnership of the Distribution Agreements [Add the following if opinion is delivered in connection with a Terms Agreement— and, in the case of the Company, the Subject Agreement] and the consummation by the Company and the Operating Partnership of the transactions contemplated thereby or by any Permitted Free Writing Prospectus or the Prospectus [Add the following if opinion is delivered in connection with a Terms Agreement— or the General Disclosure Package] has been duly and validly taken.

(g) The Distribution Agreements have been duly authorized, executed and delivered by the Company and the Operating Partnership [Add the following if opinion is delivered in connection with a Terms Agreement— and the Subject Agreement has been duly authorized, executed and delivered by the Company].

(h) All of the Shares [Add the following if opinion is delivered in connection with a Terms Agreement— (including, without limitation, the Shares to be issued and sold pursuant to the Subject Agreement)] have been duly authorized, and when delivered and paid for in accordance with the terms of the applicable Distribution Agreements [Add the following if opinion is delivered in connection with a Terms Agreement— and, in the case of the Shares to be issued and sold pursuant to the Subject Agreement, in accordance with the terms of the Subject Agreement], will be validly issued, fully paid and non-assessable and the issuance of the Shares [Add the following if opinion is delivered in connection with a Terms Agreement— (including, without limitation, the Shares to be issued and sold pursuant to the Subject Agreement)] is not subject to any preemptive or similar rights arising by operation of law, under the Company’s Amended and Restated Charter, as amended, or Bylaws or, to the knowledge of such counsel, of any security holder of the Company.

(i) The execution, delivery and performance by each of the Company and the Operating Partnership of the Distribution Agreements [Add the following if opinion is delivered in connection with a Terms Agreement— and the execution, delivery and performance by the Company of the Subject Agreement], the compliance by each of the Company and the Operating Partnership with the terms thereof, the issuance and sale of the Shares [Add the following if opinion is delivered in connection with a Terms Agreement— (including, without limitation, the issuance and sale of Shares pursuant to the Subject Agreement)] and the consummation of the transactions contemplated by the Distribution Agreements [Add the following if opinion is delivered in connection with a Terms Agreement— and the Subject Agreement] will not (i) conflict with or constitute a breach or violation of, or a default under, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement or as an exhibit to any document incorporated or deemed to be incorporated by reference therein to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or other assets may be bound or subject; (ii) result in a violation of the Amended and Restated Charter of the Company, as amended, or the Bylaws of the Company; (iii) result in a violation of the certificate of limited partnership or the Partnership Agreement; (iv) result in a violation of any laws, rules or regulations which, in the experience of such counsel but without independent investigation, are applicable to the Company, the Operating Partnership, MLM or Colonial LP or any other Significant Subsidiaries of the Company; or (v) result in a violation of any judgment, order, writ or decree known to counsel to be applicable to the Company, the Operating Partnership, MLM or Colonial LP or any other Significant Subsidiaries of the Company, except, in the case of clauses (i), (iv) and (v) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(j) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Operating Partnership of the Distribution Agreements [Add the following if opinion is delivered in connection with a Terms Agreement— and, in the case of the Company, the Subject Agreement], the compliance by the Company and the Operating Partnership with the terms thereof, the issuance and sale of the Shares [Add the following if opinion is delivered in connection with a Terms Agreement—(including, without limitation, the Shares to be issued and sold pursuant to the Subject Agreement])] and the consummation of the transactions contemplated by the Distribution Agreements [Add the following if opinion is delivered in connection with a Terms Agreement— and the Subject Agreement], except for (1) such as had been obtained or made under the Act or the Exchange Act, (2) such approvals of the Exchange as have been obtained, subject to official notice of issuance, in connection with the listing of the Shares on the Exchange, and (3) such as may be required (and as to which such counsel need express no opinion) under applicable state securities laws or from FINRA in connection with the offer or sale of the Shares.

(k) To such counsel’s knowledge, there are no actions, suits or proceedings or inquiries or investigations, pending or threatened, against the Company or any of its subsidiaries or to which any assets of the Company or any of its subsidiaries are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency that are required to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses [Add the following if opinion is delivered in connection with a Terms Agreement– and the General Disclosure Package] or the documents incorporated or deemed to be incorporated by reference therein but are not so described.

(l) The description in the Basic Prospectus under the headings “Description of Capital Stock” (to the extent not expressly superseded by statements under the heading “Supplemental Description of Capital Stock” in the Prospectus Supplement) and “U.S. Federal Income Tax Considerations” (to the extent not expressly superseded by statements under the heading “Additional U.S. Federal Income Tax Considerations” in the Prospectus Supplement), the description in the Prospectus Supplement [If the following opinion is delivered in connection with a Terms Agreement, add a reference to any preliminary prospectus supplement and the General Disclosure Package] under the headings “Supplemental Description of Capital Stock” and “Additional U.S. Federal Income Tax Considerations,” the description in the Registration Statement in item 15 and the description in the Company’s most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q, if any, under the headings “Risk Factors—Risks Related to our Organization and Ownership of our Stock—Our ownership limit restricts the transferability of our capital stock,” “Business – Qualification as a Real Estate Investment Trust (REIT),” “Risk Factors – Risks Related to Tax Laws – Failure to qualify as a REIT would cause us to be taxed as a corporation” and “Risk Factors – Risks Related to Tax Law – Failure to make required distributions would subject us to income taxation” (and under any similar captions) and the statements in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 22, 2013 (being the first of two Current Reports on Form 8-K filed by the Company on such date) and Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 22, 2013 and August 2, 2013 under the headings “Risk Factors – Risks Related to Tax Laws – Failure to qualify as a REIT would cause MAA to be taxed as a corporation, which would substantially reduce our funds available for payment of distributions to our unitholders” and “Risk Factors – Risks Related to Tax Laws – Failure to make required distributions to MAA shareholders would subject MAA to income taxation, which would reduce our funds available for payment of distributions to our unitholders,” to the extent that they constitute summaries of the terms of the Company’s capital stock, the Company’s Amended and Restated Charter, as amended, or Bylaws, the Partnership Agreement, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(m) Neither the Company nor the Operating Partnership is and, after giving effect to the receipt and application of the proceeds received by the Company and the Operating Partnership from the offering and sale of the Shares as described in [Add the following if opinion is delivered in connection with a Terms Agreement– the General Disclosure Package and] the Prospectus, neither the Company nor the Operating Partnership will be required to register as an “investment company” within the meaning of the Investment Company Act, and neither the Company nor the Operating Partnership is and, after giving effect to the receipt and application of such proceeds as aforesaid, neither the Company nor the Operating Partnership will be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(n) The documents incorporated by reference in the Registration Statement and the Prospectus [Add the following if opinion is delivered in connection with a Terms Agreement– and the General Disclosure Package] (other than the financial statements and notes thereto, the financial statement schedules and the notes thereto and the other financial information and data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder.

(o) All of the Shares [Add the following if opinion is delivered in connection with a Terms Agreement– (including, without limitation, the Shares to be issued and sold pursuant to the Subject Agreement)] are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Exchange.

(p) Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(q) Although the discussion set forth in Exhibit 99.1 to the Current Report on Form 8-K filed on September 16, 2013 under the heading “Material Federal Income Tax Consequences,” and the discussion set forth in the Prospectus Supplement under the heading “Additional U.S. Federal Income Tax Considerations” do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Shares, such discussion, insofar as it purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters set forth therein in all material respects. The United States federal income tax consequences of an investment in the Shares by an investor will depend on that holder’s particular situation, and counsel expresses no opinion as to the completeness of the discussion set forth as applied to any particular holder. [The foregoing opinion shall be appropriately revised from time to time to cover any updated tax disclosure.]

Such counsel shall also state that in its capacity as counsel for the Company and the Operating Partnership, it participated in conferences with representatives of the Company and the Operating Partnership and with their independent registered public accountants, representatives of Colonial and Colonial LP and their independent registered accountants and representatives of the Agents and their counsel during which the contents of the Registration Statement [Add the following if opinion is delivered in connection with a Terms Agreement– , the General Disclosure Package] and the Prospectus (in each case including the documents incorporated and deemed to be incorporated by reference therein) and any amendments and supplements to any of the foregoing and related matters were discussed. Such counsel may also state that they reviewed and relied upon certificates and written statements of officers and employees of and accountants for the Company and the Operating Partnership, and upon certifications of governmental officials, as to matters of fact. Although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, [Add the following if opinion is delivered in connection with a Terms Agreement– the General Disclosure Package,] the Prospectus or any amendment or supplement thereto (except as set forth in paragraphs (e), (l) and (q) above), on the basis of the information developed in the course of the performance of the services referred to above and their representation of the Company and the Operating Partnership, nothing has come to such counsel’s attention that causes it to believe that:

(a) the Registration Statement, as of the date of the Distribution Agreements or, if later, the time of filing of the Company’s most recent Annual Report on Form 10-K or any amendment thereto or, if such letter is being delivered in connection with a Terms Agreement, at each deemed effective date with respect to the Agents party to such Terms Agreement pursuant to Rule 430B(f)(2) under the Act (in each case including the information deemed pursuant to Rule 430B to be part of the Registration Statement at such time), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) [Add the following if opinion is being delivered in connection with a Terms Agreement– ] the Prospectus, the information set forth under the caption “Time of sale information” in the Schedule to the Subject Agreement and the information set forth in any Permitted Free Writing Prospectuses, considered together (collectively, the “General Disclosure Package”), as of [Insert time of sale appearing in the Schedule to the Terms Agreement], contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Prospectus or any amendment or supplement thereto, as of its date [Add the following if opinion is delivered in connection with a Terms Agreement–, as of the date of the applicable Terms Agreement or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that such counsel may state that they do not express any view as to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial data included or incorporated by reference therein or omitted therefrom and any trustee’s statement of eligibility on Form T-1. For purposes of clause (a) above, such counsel shall assume, if applicable, that the date of the Distribution Agreements is a deemed new effective date with respect the Agents pursuant to Rule 430B(f)(2) under the Act.

In addition, in the event of any amendments or supplements to the Registration Statement or the Prospectus or the issuance of any Permitted Free Writing Prospectus, then, to the extent that the foregoing opinions and negative assurance statements do not expressly address such amendments, supplements or Permitted Free Writing Prospectuses, such opinions and negative assurance statements shall be appropriately modified to cover such amendments, supplements and Permitted Free Writing Prospectuses.

Such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and the Operating Partnership and (B) may rely as to the qualification and good standing of each of the Company and the Operating Partnership to do business in any state or jurisdiction, upon certificates of appropriate government officials.

Such letter shall state that any reference therein to such counsel’s “knowledge” or words of similar import refers only to the actual knowledge of those attorneys of such firm who have performed substantial legal services in the course of such counsel’s representation of the Company and its subsidiaries. Any reference therein to such counsel’s knowledge shall not imply that they have or assume any obligation to make, or have in fact made, any inquiry into the matters with respect to which they have provided an opinion based on such knowledge or lack thereof. The opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC described above shall be rendered to the Subject Agent at the request of the Company and shall so state therein.

Exhibit D

CFO Certificate

Dated —, 201—

The undersigned, Albert M. Campbell III, Chief Financial Officer of Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), does hereby certify pursuant to the Amended and Restated Distribution Agreement dated November [—], 2013 among the Company, Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), and KeyBanc Capital Markets Inc., [References to the following Distribution Agreements may be deleted as appropriate if this certificate is delivered pursuant to a Terms Agreement– ] the Amended and Restated Distribution Agreement dated November [—], 2013 among the Company, the Operating Partnership and J.P. Morgan Securities LLC, the Amended and Restated Distribution Agreement dated November [—], 2013 among the Company, the Operating Partnership and BMO Capital Markets Corp. and the Amended and Restated Distribution Agreement dated November [—], 2013 among the Company, the Operating Partnership and UBS Securities LLC ([collectively, the “Distribution Agreements” and, individually, a] [the] “Distribution Agreement”) that:

1. [Include if applicable—] He has reviewed the Company’s Form 8-K filed with the Securities and Exchange Commission on — (the “Form 8-K”) and included as Exhibit A hereto. The financial statements and other financial information required by Rule 3-14 and Article 11 of Regulation S-X (the “Rule 3-14 Information”) included in the Form 8-K, together with the related notes and schedules, have been prepared in compliance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved. The Rule 3-14 Information presents fairly the revenues and certain expenses of each property for which such information is provided and presents fairly the material factors considered by the Company when assessing each such property. After reasonable inquiry, he is not aware of any factor other than those included in the Form 8-K that would cause such financial information not to be indicative of future operating results of such properties. No property for which financial information required by Rule 3-14 Information has been filed in the Form 8-K was acquired from a party related to the Company. The pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma financial statements included in the Rule 3-14 Information and the arithmetic accuracy of the pro forma adjustments to the historical amounts has been proven.

2. [Include if applicable—] He has reviewed the data included as Exhibits B[, C and —] hereto, which was included in the Company’s [Revise as applicable—] Form 10-K for the fiscal year ended December 31, [Insert year covered by most recent Form 10-K] and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended — and — [Insert reference to any subsequent Form 10-Qs and any applicable Form 8-Ks] (collectively, the “1934 Act Reports”). This will confirm that the data that is circled or otherwise indicated on Exhibits B [through —] hereto have been prepared in compliance with the requirements of the Exchange Act and, to the extent applicable, in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved and that the 1934 Act Reports fairly present such data in all material respects.

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first written above.

[Signature Page Follows]

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Mid-America Apartment Communities, Inc.

By:
Name:
Title:

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